Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

TO

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VERDE CLEAN FUELS, INC.

Verde Clean Fuels, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”).

DOES HEREBY CERTIFY:

1. The name of the corporation is Verde Clean Fuels, Inc.

2. That a Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) was filed by the Secretary of State of Delaware on January 29, 2025, and that said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3. The Certificate is an inaccurate record of the corporate action taken due to a scrivener’s error whereby the definition of “Effective Date” in the preamble inadvertently refers to the date the Certificate was filed instead of the effective date of the Corporation’s previously filed Fourth Amended and Restated Certificate of Incorporation.

4. The preamble to the Certificate is hereby corrected to read in its entirety as follows:

“Verde Clean Fuels, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. That the name of this corporation is Verde Clean Fuels, Inc. The Corporation was originally incorporated under the name “CENAQ Energy Corp.” by filing of its Certificate of Incorporation with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on June 24, 2020 (as amended and restated on February 15, 2023 (the “Effective Date”), the “Previous Certificate”).

2. This Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which both restates and amends the provisions of the Previous Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

3. This Certificate of Incorporation shall become effective on the date of filing with the Delaware Secretary.

4. The text of the Previous Certificate is hereby restated and amended in its entirety to read as follows:”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by the undersigned authorized officer this 3rd day of April, 2025.

VERDE CLEAN FUELS, INC.

By:	/s/ Ernest Miller
	Name:	Ernest Miller
	Title:	Chief Executive Officer